SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.     )

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Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only (as Permitted by Rule 14a-6(e)(2))

☐ Definitive Proxy Statement

☒ Definitive Additional Materials

☐ Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12

Potlatch Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee paid previously with preliminary materials.

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Notes:

This additional proxy material is being filed in connection with the Company's Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 8, 2002. This additional proxy material includes a letter and e-mail to stockholders and an additional proxy card on which to indicate their vote.

May 7, 2002

Dear Potlatch Corporation Stockholder:

At next week’s annual meeting, Potlatch Corporation will ask its stockholders to approve a proposal to decrease the number of seats on the company’s board of directors from a range of nine to 21 to a range of seven to 15. Because decreasing the size of the board represents an amendment to the company’s Restated Certificate of Incorporation, the proposal requires approval from holders of 80% of the company’s outstanding common stock in order to pass.

Your company urges you to support this amendment by voting FOR Proposal 2 on your proxy card. We believe a smaller board will be both more efficient and more effective. We also note that the overall trend in corporate governance practice is toward smaller boards as a means of promoting dialogue among directors.

In addition, we urge stockholders to vote FOR management’s slate of directors and FOR the ratification of auditors (Proposal 1 and Proposal 4, respectively). On Proposal 3, the stockholder proposal calling for a special report on dividend policy, management recommends a vote AGAINST.

You should know that Institutional Shareholder Services (ISS), an independent proxy advisory firm, has recommended that Potlatch Corporation stockholders support company management by voting FOR Proposals 1, 2 and 4, and AGAINST Proposal 3 at the annual meeting.

Your vote is important, so please mark, sign, date and return the enclosed proxy card in the envelop provided. If you need assistance voting your shares, you are encouraged to call D.F. King & Co., Inc., which is assisting Potlatch Corporation, toll-free on 1-800-714-3306. The annual meeting of Potlatch Corporation stockholders is May 15, so please act today.

Sin	cerely,

Ma	lcolm A. Ryerse
Co	rporate Secretary

Notice to Proxy Analysts
Voting Shares of
Potlatch Corporation

Potlatch Corporation will host its Annual Meeting on May 15. Due to the company’s use of time-phased voting, investors holding stock in “Street name” WILL NOT be able to vote through ADP Proxy Services by telephone, Proxy Edge or internet.

Proposal 2 on the agenda for the meeting is a proposal to amend the company’s Restated Certificate of Incorporation to decrease the size of the board of directors. An affirmative vote from stockholders owning 80% of the shares outstanding is required to pass the proposal. Accordingly, a failure to vote will have the same effect as a vote against adoption of the proposal.

The Company’s Board is recommending stockholders vote as follows:

FOR Proposal 1 on the election of directors
FOR Proposal 2 to decrease the size of the board of directors
AGAINST Proposal 3 urging preparation of a dividend policy report
FOR Proposal 4 on the ratification of auditors

ISS supports the Board’s recommendations on all proposals.

The meeting is scheduled to be held early next week! To ensure that your vote is counted, please return your voting instructions to ADP Proxy Services in time for required processing and forwarding by ADP to the Company.

If you need assistance in voting your shares, please call D. F. King & Co., Inc. at 800-714-3306.

PROXY
PROXY
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF POTLATCH CORPORATION
The undersigned hereby authorizes L. PENDLETON SIEGEL, RICHARD L. PAULSON and MALCOLM A. RYERSE, as Proxies with full power in each to act without the other and with the power of substitution in each, to represent and to vote all the shares of stock the undersigned is entitled to vote at the Annual Meeting of Stockholders of Potlatch Corporation to be held on May 15, 2002, or at any adjournment thereof.
1.	ELECTION OF THREE DIRECTORS TO SERVE UNTIL THE 2005 ANNUAL MEETING OF STOCKHOLDERS:
☐    FOR all nominees listed below                                                           ☐    WITHHOLD AUTHORITY to vote
(except as marked to the contrary below)                                                    for all nominees listed below
(INSTRUCTION:    To withhold authority to vote for any individual nominee, write that nominee’s name in the space provided below.)
Jerome C. Knoll, Toni Rembe, William T. Weyerhaeuser

2.	AMENDMENT TO RESTATED CERTIFICATE OF INCORPORATION TO REDUCE SIZE RANGE OF THE BOARD OF DIRECTORS.
☐    FOR                                    ☐    AGAINST                                 ☐    ABSTAIN
3.	STOCKHOLDER PROPOSAL URGING PREPARATION OF A DIVIDEND POLICY REPORT.
☐    FOR                                    ☐    AGAINST                                 ☐    ABSTAIN
4.	RATIFICATION OF THE SELECTION OF KPMG LLP AS INDEPENDENT AUDITOR
☐    FOR                                    ☐    AGAINST                                 ☐    ABSTAIN
5.	IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

The Board of Directors unanimously recommends a vote FOR Proposals 1, 2 and 4, and AGAINST Proposal 3.

(Continued and to be signed on other side)

(Continued from other side)

This proxy will be voted as directed but if not otherwise directed, FOR Proposals 1, 2 and 4, and AGAINST Proposal 3.

By signing below, the undersigned certifies that:

(i)	there has been NO change in the beneficial ownership of shares of Common Stock covered hereby from and including March 1, 1998; and

(ii) there	has been a change in the beneficial ownership (such as a purchase) of shares of Common Stock since that date.

If no certification is made, it will be deemed for purposes of this proxy that there has been a change in the beneficial ownership of all shares of Common Stock covered hereby subsequent to March 1, 1998.

Dated:	, 2002

PLEASE DATE, SIGN AND RETURN
(Sign name exactly as imprinted hereon. For joint accounts, both owners should sign. In signing as attorney, executor, administrator, trustee or guardian, give full title as such. If signer is a corporation, give full corporate name and sign by duly authorized officer, showing the officer’s title.)